SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

August 4, 2003

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529	22-3407945
(Commission File No.)	(IRS Employer Identification No.)

65 Willowbrook Boulevard
Wayne, NJ 07470
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (973) 837-2700

Item 5. Other Events

On August 4, 2003, Audible, Inc. ("Audible") issued a press release announcing a $6 million investment made by global private equity firm, Apax Partners, and international media company, Bertelsmann. Audible also announced that in conjunction with this investment, Apax Partners has acquired from Microsoft Corporation Audible’s Series A Convertible Preferred Stock and that Apax Partners has agreed to revised certain terms of that security. A copy of Audible’s press release is attached as Exhibit 99.1 to this Current Report.

The information contained in the press release attached as Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

3.1	Certificate of Designation of Designations, Limitations, Restrictions And Relative Rights of the Series C Convertible Preferred Stock of Audible, Inc.
3.2	First Amended and Restated Certificate of Designation of Designations, Limitations, Restrictions And Relative Rights of the Series A Convertible Preferred Stock of Audible, Inc.
3.3	Certificate of Amendment to Certificate of Designation of Designations, Limitations, Restrictions And Relative Rights of the Series B Convertible Preferred Stock of Audible, Inc.
10.1	Series C Convertible Preferred Stock Purchase Agreement by and between Audible, Inc. and the investor parties thereto dated as of August 1, 2003.
10.2	Series A Investor Rights Agreement.
99.1	Press Release dated August 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audible Inc.

Date: August 5, 2003	By:	/s/ Donald Katz

Title Chief Executive Officer